
                                                                                                                  EXHIBIT 5
THE NARRAGANSETT ELECTRIC COMPANY                                                                     Narragansett Electric
                                                                                                      BVE/Newport Electric
Illustrative Examples of Reopener on Proof of Savings                                                 R.I.P.U.C.  No.  2930





1  GDPIPD Growth Assumptions
2  2000  2001  2002  2003  2004   2005  2006   2007   2008  2009  2010  2011  2012   2013  2014  2015  2016  2017 2018  2019
3
4  GDPIPD Growth
   1.70% 1.60% 1.70% 2.00% 2.00%  2.20%  2.20% 2.20%  2.30% 2.30% 2.20% 2.50%  2.50% 2.50% 2.70%  2.90% 3.10% 3.40% 3.60% 3.80%
5  80% GDPIPD Growth
                                                                  1.76% 2.00%  2.00% 2.00% 2.16%  2.32% 2.48% 2.72% 2.88% 3.04%
6  Settled Rate Freeze Esc                     1.90%  1.90% 1.90% 1.90% 1.90%
7
8  kWh Growth Assumption (1%)
   7,098,202 7,169,184 7,240,876 7,313,285 7,386,417 7,460,282 7,534,884 7,610,233 7,686,336 7,763,199 7,840,831 7,919,239
   7,998,432 8,078,416 8,159,200 8,240,792 8,323,200 8,406,432 8,490,496 8,575,401
9
10 Reopener Thresholds
11
12 Cumulative Reopener Threshold
 0.00% 0.00% 0.00% 0.00% 0.00% 0.00% 1.90% 3.80% 5.70% 7.60% 9.50% 11.26% 13.26% 15.26% 17.26% 19.42% 21.74% 24.22% 26.94% 29.82%
13 Cumulative GDPIPD Threshold
0.00%1.70% 3.30%5.00% 7.00% 9.00% 11.20% 13.40% 15.60% 17.90% 20.20% 22.40% 24.90% 27.40% 29.90% 19.42% 21.74% 24.22% 26.94%29.82%
14
15 Illustration 1 - Company demonstrates ROE less than 10.50% for 2003 curtailing settlement credit as of January 1, 2004 and files a Cost of Service of $225.000 million effective January 1, 2006.
16
17 Benchmark COS Rev Req  210,000   210,000   210,000   210,000   210,000
18
19 Hold Harmless    (425)               0
20 Settlement Credit (2,700)            0
21 LIHEAP Expansion  (575)              0
22 75% of January 1, 2005 increase      0
23         Total                  210,000
24
25 kWh Conversion
26 Benchmark COS (cents)      2.958               2.958
27 Hold Harmless (cents)     (0.006)              0.000
28 Settlement Credit (cents) (0.038)              0.000
29 LIHEAP Expansion (cents]  (0.008)              0.000
30 75% of January 1, 2005 increase
31     Avg Cents per kWh      2.906               2.958
32
33 Company Filed COS Rev Req for 2006             225,000
34
35 Rate Year Revenues @ Current rate              222,882
36
37     Revenue Change                               2,118
38
39 Percent Revenue Change                           0.95%   (a)
40
41 Cumulative Reopener Threshold                    1.90%   (a)

              (a) Cumulative Percentage Revenue Change is less than the cumulative Reopener Threshold for 2006, continued existence of savings is demonstrated.


Line 4    For purposes of the illustration, DRI estimated GDPIPD growth rates were used. Actual amounts will be used as available
Line 5    80% of Line 4
Line 6    Settled escalation rate for rate freeze period
Line 8    Estimated 2000 MWH per JMM-15, JJB-2a and JJB-2b adjusted for Division kWh adjustment escalated at 1%.
Line 12   Sum of annual amounts from Lines 6 and 5
Line 13   Sum of annual amounts from Line 4.  For Years 2015 - 2019 equal to Cumulative reopener indexsame as Line 12
Line 17   Settled benchmark Cost of Service
Line 26   Line 17 divided by Line 8
Line 27   Line 19 divided by Line 8
Line 28   Line 20 divided by Line 8
Line 29   Line 21 divided by Line 8
Line 30   Line 22 divided by Line 8
Line 33   Total filed Cost of Service revenue requirement
Line 35   Rate Year kWh times then current average kWh Rate (Line 31)
Line 39   Line 37 divided by Line 35
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


THE NARRAGANSETT ELECTRIC COMPANY                                                                           Narragansett Electric
                                                                                                            BVE/Newport Electric
Illustrative Examples of Reopener on Proof of Savings                                                       R.I.P.U.C. No. 2930



1 GDPIPD Growth Assumptions
2 2000  2001  2002  2003  2004  2005  2006  2007  2008  2009  2010  2011  2012  2013  2014  2015  2016  2017  2018  2019
3
4 Est GDPIPD Growth
  1.70% 1.60% 1.70% 2.00% 2.00% 2.20% 2.20%  2.20% 2.30% 2.30% 2.20% 2.50% 2.50% 2.50% 2.70% 2.90% 3.10% 3.40% 3.60% 3.80%
5 80% GDPIPD Growth
  1.76% 2.00% 2.00% 2.00% 2.16% 2.32% 2.48%  2.72% 2.88% 3.04%
6 Settled Rate Freeze Esc
  1.90% 1.90% 1.90% 1.90% 1.90%
7
8 kWh Growth Assumption (1%)
  7,098,202 7,169,184 7,240,876 7,313,285 7,386,417 7,460,282 7,534,884 7,610,233 7,686,336 7,763,199 7,840,831 7,919,239
  7,998,432 8,078,416 8,159,200 8,240,792 8,323,200 8,406,432 8,490,496 8,575,401
9
10 Reopener Thresholds
11
12 Cumulative Reopener Threshold
   0.00% 0.00% 0.00% 0.00% 0.00% 0.00% 1.90% 3.80% 5.70% 7.60% 9.50% 11.26% 13.26% 15.26% 17.26% 19.42% 21.74% 24.22% 26.94% 29.82%
13 Cumulative GDPIPD Threshold
   0.00% 1.70% 3.30% 5.00% 7.00% 9.00% 11.20% 13.40% 15.60% 17.90% 20.20% 22.40% 24.90% 27.40% 29.90% 19.42% 21.74% 24.22% 26.94%
   29.82%
14
15 Illustration 2 - Company petitions for a $5.0 million increase effectice January 1, 2005 and files a Cost of Service of
   $245.000 effective January 1, 2008.
16
17 Benchmark COS Rev Req  210,000  210,000  210,000  210,000  210,000
18
19 Hold Harmless       (425)               0
20 Settlement Credit   (2,700)             0
21 LIHEAP Expansion    (575)               0
22 75% of January 1, 2005 increase         3,750
23     Total            213,750
24
25 kWh Conversion
26 Benchmark COS (cents)                 2.958                 2.958
27 Hold Harmless (cents)                (0.006)                0.000
28 Settlement Credit (cents)            (0.038)                0.000
29 LIHEAP Expansion (cents]             (0.008)                0.000
30 75% of January 1, 2005 increase                             0.051
31 Benchmark Avg Cents per kWh           3.009
32
33 Company Filed COS Rev Req                                 245,000
34
35 Rate Year Revenues at Current rate                        231,282
36
37 Revenue Change                                             13,718
38
39 Percent Revenue Change                                      5.93%    (a)
40
41 Cumulative Reopener Threshold                               5.70%    (a)
42
43 Cumulative GDPIPD Threshold                                15.60%    (a)


              (a) Cumulative Percentage Revenue Change is more than the cumulative Reopener Theshold for 2008 but less than cumulative GDPIPD threshold for 2008, Company must demonstrate continued shared savings.

          Line 4    DRI estimated GDPIPD growth rate

          Line 5     80% of Line 4
          Line 6     Settled escalation rate for rate freeze period

          Line 8     Estimated 2000 MWH per JMM-15, JJB-2a and JJB-2b adjusted for Division kWh adjustment escalated at 1%.

          Line 12   Sum of annual amounts from Lines 6 and 5

          Line 13   Sum of annual amounts from Line 4.  For Years 2015 - 2019 equal to Cumulative reopener indexsame as Line 12

          Line 17    Settled benchmark Cost of Service

          Line 26    Line 17 divided by Line 8
          Line 27    Line 19 divided by Line 8
          Line 28    Line 20 divided by Line 8
          Line 29    Line 21 divided by Line 8
          Line 30    Line 22 divided by Line 8
          Line 33    Total filed Cost of Service revenue requirement

          Line 35    Rate Year kWh times then current average kWh Rate (Line 31)

          Line 39    Line 37 divided by Line 35

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
THE NARRAGANSETT ELECTRIC COMPANY                                                                          Narragansett Electric
                                                                                                           BVE/Newport Electric
Illustrative Examples of Reopener on Proof of Savings                                                      R.I.P.U.C.  No.  2930

1 GDPIPD Growth Assumptions
2 2000 2001 2002 2003 2004 2005  2006 2007 2008 2009 2010 2011  2012  2013  2014  2015  2016  2017  2018  2019
3
4 Est GDPIPD Growth
  1.70% 1.60% 1.70% 2.00% 2.00% 2.20% 2.20% 2.20% 2.30% 2.30% 2.20% 2.50% 2.50% 2.50% 2.70% 2.90% 3.10% 3.40% 3.60% 3.80%
5 80% GDPIPD Growth
  1.76% 2.00% 2.00% 2.00% 2.16% 2.32% 2.48% 2.72% 2.88% 3.04%
6 Settled Rate Freeze Esc
  1.90% 1.90% 1.90% 1.90% 1.90%
7
8 kWh Growth Assumption (1%)
  7,098,202 7,169,184 7,240,876 7,313,285 7,386,417 7,460,282 7,534,884 7,610,233 7,686,336 7,763,199 7,840,831 7,919,239
  7,998,432 8,078,416 8,159,200 8,240,792 8,323,200 8,406,432 8,490,496 8,575,401
9
10 Reopener Thresholds
11
12 Cumulative Reopener Threshold
   0.00% 0.00% 0.00% 0.00% 0.00% 0.00% 1.90% 3.80% 5.70% 7.60% 9.50% 11.26% 13.26% 15.26% 17.26% 19.42% 21.74% 24.22% 26.94% 29.82%
13 Cumulative GDPIPD Threshold
   0.00% 1.70% 3.30% 5.00% 7.00% 9.00% 11.20% 13.40% 15.60% 17.90% 20.20% 22.40% 24.90% 27.40% 29.90% 19.42% 21.74% 24.22% 26.94%
   29.82%
14
15 Illustration 3 - Company's ROE for 2003 exceeds 10.50% and the Company files Cost of Service of $233.300 million effective January 1, 2008,
$258.300 million effective January 1, 2011 and $295.300 million effective
January 1, 2016.
16
17 Benchmark COS Rev Req     210,000      210,000   210,000   210,000   210,000
18
19 Hold Harmless                   (425)                   0
20 Settlement Credit             (2,700)              (2,700)
21 LIHEAP Expansion                (575)                   0
22 75% of January 1, 2005 increase                         0
23     Total                    207,300
24
25 kWh Conversion
26 Benchmark COS (cents)           2.958               2.958
27 Hold Harmless (cents)          (0.006)              0.000
28 Settlement Credit (cents)      (0.038)             (0.038)

29 LIHEAP Expansion (cents]       (0.008)              0.000
30 75% of January 1, 2005 increase                     0.000
31 Average Cents per kWh           2.920
32
33 Post Increase Avg Cents per kWh 3.035               3.262                   3.548
34
35 Company Filed COS Rev Req     233,300             258,300                 295,300
36
37 Rate Year Revenues at Current Rate   224,441      240,349                 271,503
38
39 Revenue Change                         8,859       17,951 Cumul            23,797 Cumul
40                                                      Rev Chng                    Rev Chng
41 Percent Revenue Change                 3.95%(a)     7.47%     11.42%(b)     8.76%     20.18%(c)
42
43 Cumulative  Reopener Threshold         5.70%(a)    11.26%     11.26%(b)    19.42%     19.42%(c)
44
45 Cumulative GDPIPD Threshold           15.60%(a)    22.40%     22.40%(b)    19.42%     19.42%(c)

              (a) Cumulative Percentage Revenue Change is less than the
Cumulative Reopener Threshold for 2008, continued existence of savings is demonstrated

              (b) Cumulative Percentage Revenue Change is more than the
Cumulative Reopener Threshold for 2011 but less than Cumulative GDPIPD threshold for 2011, Company must demonstrate continued shared savings,
              (c) Cumulative Percentage Revenue Change is more than the
Cumulative Reopener threshold for 2016 and more Cumulative GDPIPD threshold for 2016, shared savings excluded from Cost of Service,

          Line 4    DRI estimated GDPIPD growth rate

          Line 5     80% of Line 4
          Line 6     Settled escalation rate for rate freeze period

          Line 8     Estimated 2000 MWH per JMM-15, JJB-2a and JJB-2b adjusted for Division kWh adjustment escalated at 1%.

          Line 12   Sum of annual amounts from Lines 6 and 5

          Line 13   Sum of annual amounts from Line 4.  For Years 2015 - 2019 equal to Cumulative reopener indexsame as Line 12

          Line 17    Settled benchmark Cost of Service

          Line 26    Line 17 divided by Line 8
          Line 27    Line 19 divided by Line 8
          Line 28    Line 20 divided by Line 8
          Line 29    Line 21 divided by Line 8
          Line 30    Line 22 divided by Line 8
          Line 33    Line 35 divided by Line 8
          Line 35    Total filed Cost of Service revenue requirement

          Line 37    Rate Year kWh times then current average kWh Rate (Immediately preceeding Line31 or Line 33)

          Line 41    Line 39 divided by Line 37

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            Illustration of Limits on Company's Right to Retain
               Proven Savings Share After Rate Freeze Period

[chart]